Exhibit 10.30

Zai Lab (Shanghai) Co., Ltd.

Employment Contract Supplementary Agreement

Party A:	Zai Lab (Shanghai) Co., Ltd.

Registered address:	Level 4, South Block, Building 1, No.4560 Jinke Road, Pilot Free Trade Zone, Shanghai

Legal representative:	Ying Du

Party B:	Ning Xu

Home Address:

Mobile:

Nationality:	Chinese

ID (Passport) No:

Whereas Party A and Party B have signed the written employment contract and entered into labor relationship (the “Employment Contract”) on July 1, 2017, now both parties intend to make some alterations on certain rights and obligations defined in the Employment Contract, according to “ Labor Law Of the People’s Republic of China “ and “Labor Contract Law of the People’s Republic of China” and other relevant laws, regulations and rules, under the condition that Party A has truthfully informed Party B the details of Employment Contract changes, Party A and Party B, based upon the principles of legitimacy, fairness, equality and voluntary, honesty and credibility, and consensus, have reached this Employment Contract Supplementary Agreement (“the Agreement”) by committing to jointly abide by all the items and conditions set forth herein:

Article 1	Party A and Party B agree that, starting from the date of August 1, 2018, Party B’s basic annual salary (before tax) is USD 189,708 with the personal income tax withheld and remitted by Party A. Party B will receive a fixed year-end bonus of USD 20,000 per year, and the individual income tax shall be withheld and remitted by Party A according to the company’s fixed bonus policy.

Article 2	Party B hereby commits to sign and abide by the Agreement on the Ownership of Intellectual Property Rights of the Employees’ Job achievements in Zai Lab Co., Ltd. and Zai Lab Confidentiality Agreement, both of which constitute an integral and indispensable part of the Employment Contract, and have the legal force equal to that of the Employment Contract.

Article 3	Party B shall fulfill legitimate employment procedures, including but not limited to the Work Permit and Work Residence Permit for foreigners. The premise for the Employment Contract to come into effect is that Party B holds Valid Work Permit and Work Residence Permit for Foreigners.

Article 4	For the cases that Party B fails to timely apply for, extend, receive annual inspection and respond to the changes of the Work Permit and Work Residence Permit for Foreigner, and other procedures required by laws and regulations (the “Employment Procedures’) or Party B fails to obtain legitimate employment in China due to the cancellation of Party B’s Employment Permit and Working Residence Permit by the Chinese government in accordance with laws and regulations, Party A may immediately terminate the Employment Contract with Party B, without paying economic compensation.

Article 5	If Party B fails to fulfill the Employment procedures in line with relevant laws and regulations, or if such failure causes Party A to be punished by the administrative department of the Chinese government or suffer any other losses, Party B shall bear all losses or compensate Part A for all its losses.

Article 6	During the period of Party B being employed by Party A and within the two (2) years following the termination of both parties’ employment relationship, Party B shall not:

1)	Directly or indirectly urge any other employees in Party A or any of Party A’s associated companies to dissolve or terminate the employment relationships with Party A or such associated companies;

2)

Directly or indirectly employ any other employees in Party A or any of Party A’s associated companies; induce or drum up business, or try to seize business and/or contact with business from all parties listed below: Party A and/or its associated companies and/or any associated companies’ current or former customers, clients, agents or suppliers, or any individuals, organizations, companies or institutions which ever had regular business with Party A and/or its associated parties and/or any associated companies and with which Party B has direct interaction or personal connections in the above period;

3)

Or, in any manner, induce or attempt to induce any individuals, organizations, companies or institutions which Party B ever contacted and/interacted with to stop trading with Party A or limit or alter the terms and conditions of the trade agreement with Party A.

Article 7	Party B commits that, within the period of the Employment Contract with Party B, Party A’s computer resources shall be utilized within the scope of granted permission or within the scope of authority, whether Party B is physically in the Party A’s office site or not. Party B agrees to abide by the computer usage safety policy and programs formulated by Party A.

Article 8	Both Parties confirm that, starting from the date signing this agreement, the Agreement shall act as an integral and indispensable part of the Employment Contract, having the legal force equal to that of the Employment Contract. In case the Agreement conflicts with the Employment Contract on the same matter, the terms and conditions in the Agreement shall prevail.

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Party A: Zai Lab(Shanghai) Co., Ltd.	Part B: Ning Xu

Signature: /s/ Ying Du	Signature: /s/ Ning Xu

Date:	Date:

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